UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 3, 2017

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.             Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the “Company”) held on Wednesday, May 3, 2017, the Company’s stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 21, 2017.  The certified vote results for each proposal were as stated below.

Proposal 1:  The following nominees for directors were elected to serve one-year terms expiring in 2018:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Dorothy M. Ables	395,885,875	13,769,129	334,834	16,117,631

Rhys J. Best	392,205,094	17,445,950	338,794	16,117,631

Robert S. Boswell	408,694,734	956,158	338,946	16,117,631

Dan O. Dinges	402,555,692	7,090,286	343,860	16,117,631

Robert Kelley	405,971,600	3,239,930	778,308	16,117,631

W. Matt Ralls	395,231,679	14,421,480	336,679	16,117,631

Proposal 2:       The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2017 was ratified:

FOR	AGAINST	ABSTAIN

423,663,359	2,113,567	330,543

Proposal 3:       The non-binding advisory vote on the compensation of the Company’s named executive officers was approved:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

389,745,350	19,707,811	536,677	16,117,631

Proposal 4:       The non-binding advisory vote on the frequency of future advisory votes on executive compensation.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN

377,442,667	192,923	31,995,702	358,546

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Deidre L. Shearer
Deidre L. Shearer
Vice President and Corporate Secretary

Date: May 5, 2017